EXHIBIT 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
We hereby consent to the references to our firm, in the context in which they appear, and to the references to and the filing and incorporation by reference of our letter as of December 31, 2022, prepared for Driftwood Energy Management, LLC, included in or made part of this Report on Form 8-K/A of Vital Energy, Inc.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By: /s/ Eric J. Stevens
Eric J. Stevens, P.E.
President and Chief Operating Officer

Dallas, Texas
June 15, 2023